EXHIBIT 23

             Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and the Registration Statements on Form S-8 (appearing on Exhibit 1) of M.A. Hanna Company of our report dated January 29, 1997 appearing on page 38 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of this Form 10-K.



/s/  Price Waterhouse LLP

Cleveland, Ohio
March 20, 1997




               CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Exhibit 1) of M.A. Hanna Company of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of M.A. Hanna Company for the year ended December 31, 1994 included in the Annual Report (Form 10-K) of M.A. Hanna Company for the year ended December 31, 1996.


                                       /s/  Ernst & Young LLP
                                            ERNST & YOUNG LLP


Cleveland, Ohio
March 20, 1997


               Consent of Independent Auditors
                          Exhibit 1




Form S-8 No. 2-70755 pertaining to the M.A. Hanna Company
1979 Executive Incentive Compensation Plan.

Form S-8 No. 33-29622 pertaining to the M.A. Hanna Company
1988 Long-Term Incentive Plan.

Form S-8 No. 33-35654 pertaining to the M.A. Hanna Company
Restated 1979 Executive Compensation Plan and 1988 Long-Term
Incentive Plan.

Form S-8 No. 33-38938 pertaining to the M.A. Hanna Company
Capital Accumulation Plan.

Form S-8 No. 33-41461 pertaining to the M.A. Hanna Company
Capital Accumulation and Savings Plan for Salaried Employees of Day International Corporation.

Form S-8 No. 33-45420 pertaining to the M.A. Hanna Company
Pay for Performance Plans.

Form S-3 No. 33-29624 pertaining to the M.A. Hanna Company
Dividend Reinvestment and Stock Purchase Plan.

Form S-3 No. 33-66128 pertaining to various employee compensation and benefit plans of M.A. Hanna Company.

Form S-8 No. 33-51517 pertaining to Wilson Color Profit
Sharing Plan.

Form S-8 No. 33-51519 pertaining to Texapol Corporation
Employees' 401(k) Savings Plan.

Form S-8 No. 33-51555 pertaining to PMS Profit Sharing and
Retirement Savings Plan.

Form S-8 No. 33-51513 pertaining to Fiberchem, Inc. 401(k)
Plan.

Form S-8 No. 33-51497 pertaining to DH Compounding Company
Savings and Retirement Plan.

Form S-8 No. 33-51499 pertaining to Dayton Plastics Profit
Sharing Plan.

Form S-8 No. 33-51491 pertaining to Burton Rubber Processing,
Inc. Savings and Retirement Plan.

Form S-8 No. 33-51507 pertaining to Bruck Plastics Company
Profit Sharing Plan.

Form S-8 No. 33-51503 pertaining to Allied Color Industries,
Inc. Savings and Retirement Plan for Associates of the
Vonore, TN, Kansas City, MO, San Francisco, CA and Vancouver,
WA Operations, formerly the Avecor, Inc. Savings and
Retirement Plan.

Form S-8 No. 51501 pertaining to Allied Color Industries,
Inc. Profit Sharing Plan for Associates of the Broadview
Heights, OH, Greenville, SC, and Phoenix, AZ Operations, formerly the Allied Color Industries, Inc. Profit Sharing
Plan.

Form S-8 No. 33-53093 pertaining to the M.A. Hanna Company
Directors' Deferred Fee Plan.

Form S-8 No. 33-57021 pertaining to 401(k) Savings and
Retirement Plan for Polymer Associates.